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                                                           [PROOF DATED 2/25/98]


                                                                     EXHIBIT 1.1

                                2,200,000 Shares

                             ViaGrafix Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                  ______, 1998


Southwest Securities, Inc.
1201 Elm Street, Suite 3500
Dallas, Texas  75270

            As Representative of the several
            Underwriters named on
            Schedule I attached hereto.

Ladies and Gentlemen:


         ViaGrafix Corporation, an Oklahoma corporation (the "Company"), proposes to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representative, an aggregate of 1,750,000 shares (the "Company Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"). Michael A. Webster and Robert E. Webster (the "Management Selling Shareholders") and Geocapital III, L.P. ("Geocapital") (collectively, the "Selling Shareholders") propose to sell an aggregate of 450,000 shares (the "Selling Shareholders Shares") of Common Stock to the Underwriters. The Company Shares and the Selling Shareholders Shares are sometimes collectively called the "Firm Shares." In addition, the Selling Shareholders propose to grant to the Underwriters an option to purchase up to an additional 330,000 shares (the "Option Shares") of Common Stock from them for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The respective numbers of Selling Shareholder Shares and Option Shares to be sold by each of the Selling Shareholders are set forth on Schedule II to this Agreement. The Firm Shares and the Option Shares are together called the "Shares."

         1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                 (a) The Company and the Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at $______ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement.
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                 (b)      The Selling Shareholders hereby grant to the several
Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares, and the number of Option Shares to be sold by each Selling Shareholder shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Selling Shareholder is selling of the total Selling Shareholders Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, Dallas, Texas time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representative to the Company no later than 12:00 noon, Dallas, Texas time on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         2. DELIVERY AND PAYMENT. Delivery by the Company and the Selling Shareholders of the Firm Shares to the Representative for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company and the Selling Shareholders, shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, at 10:00 a.m., Dallas, Texas time, on the third business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company, the Selling Shareholders and the Representative (such time and date of delivery and payment are called the "Firm Shares Closing Date").

         In the event the option with respect to the Option Shares is exercised, delivery by the Selling Shareholders of the Option Shares to the Representative for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Selling Shareholders shall take place at the offices of Jackson Walker specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date, and in no event later than the third business day after the expiration of the option to purchase the Option Shares specified in
Section 1(b) of this Agreement) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."





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         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representative for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

         Certificates in negotiable form for the total number of Selling Shareholders Shares and Option Shares have been placed in custody with Chase Bank of Texas, N.A., as custodian (the "Custodian") pursuant to a Selling Shareholders Power of Attorney and a Custody Agreement (collectively, the "Custody Agreement") executed by the Selling Shareholders for delivery of the Selling Shareholders Shares and Option Shares; provided that Geocapital may deposit, in lieu of Common Stock, a number of shares of Series A Convertible Preferred Stock of the Company ("Preferred Stock") that are convertible into the number of Selling Shareholders Shares and Option Shares to be sold by Geocapital hereunder with authorization to the Representative to convert such shares of Preferred Stock and all other outstanding shares of Preferred Stock into Common Stock on or after the Closing Date. Each of the Selling Shareholders specifically agrees that the Selling Shareholders Shares to be sold hereunder by the Selling Shareholders, represented by the certificates held in custody for the Selling Shareholders under the Custody Agreement, are subject to the interest of such Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable. The obligations of the Selling Shareholders under this Underwriting Agreement and the Custody Agreement shall not be terminated by operation of law or the occurrence of any event, including the death or incapacity of any of the Selling Shareholders, or the termination of any trust or estate, and if any such event should occur before the delivery of the Selling Shareholders Shares as provided in this Agreement, certificates for the Selling Shareholders Shares shall be delivered by the Custodian as Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such event had never occurred, regardless of whether or not the Custodian shall have received notice of such event. The Custodian is authorized to receive and acknowledge receipt of the proceeds of the sale of the Selling Shareholders Shares against delivery of such Selling Shareholders Shares.

         3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the





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"Securities Act"), and the published rules and regulations thereunder (the
"Rules") adopted by the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-42633), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules). The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

                 (a) The Company hereby represents and warrants to each Underwriter as follows:

                          (i)     On the Effective Date the Registration
Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities





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Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representative on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                          (ii)    The financial statements of the Company
(including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations and cash flows and the shareholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

                          (iii)   Ernst & Young LLP, whose reports are filed
with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

                          (iv)    The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Oklahoma. The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, limited liability company, association or other business organization, except as disclosed in Exhibit 21.1 to the Registration Statement (and for purposes of this Section 4, the term "the Company" shall, where appropriate, include such entities). Except as disclosed in Exhibit 21.1 to the Registration Statement, all of the issued and outstanding equity interests of each of such entities are owned directly by the Company; all such interests have been duly authorized and validly issued and are fully paid and nonassessable and are owned free and clear of any pledge, lien, encumbrance, security interest or other claim; and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the equity interests of such entities. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company. Except as disclosed in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or





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regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such authorizations, approvals, consents, orders, material licenses, certificates and permits the failure to so obtain would not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

                          (v)     The Company owns or possesses adequate and
enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as described in the Registration Statement and the Prospectus. The Company has not received any notice of, or to its best knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                          (vi)    The Company has good title to each of the
items of personal property which are reflected in the financial statements referred to in Section 4(a)(iii) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or properties, business, results of operations or financial condition of the Company.

                          (vii)   Except as described in the Registration
Statement and the Prospectus, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's best knowledge, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or business of, the Company which would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Company.

                          (viii)  Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or





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condition (financial or otherwise), of the Company, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect");
(ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (b) entered into any transaction not in the ordinary course of business or (c) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

                          (ix)    All contracts and other documents required to
be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement. There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which it or its properties or business may be bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                          (x)     The Company is not in violation of any term
or provision of its charter or bylaws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                          (xi)    Neither the execution, delivery and
performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the





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breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or bylaws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

                          (xii)   The Company has an authorized and outstanding
capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                          (xiii)  No holder of any security of the Company has
the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement.

                          (xiv)   All necessary corporate action has been duly
and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.





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                          (xv)    Except as disclosed in the Registration
Statement, the Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") in any instance where such violation would result in a cost or liability to the Company of $10,000. The Company reasonably has concluded that the costs and liabilities associated with compliance by the Company with Environmental Laws are not likely to have, singly or in the aggregate, a material adverse effect on the properties, assets, operations, business, business prospects or financial condition of the Company.

                          (xvi)   The Company is not involved in any labor
dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                          (xvii)  No transaction has occurred between or among
the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                          (xviii) The Company has not taken, nor will it take,
directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                          (xix)   The Company has filed all Federal, state,
local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.

                          (xx)    The Shares have been duly authorized for
quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market.

                          (xxi)   Neither the Company nor any affiliate does
business in Cuba or with any person or affiliate located in Cuba.

                 (b) The Management Selling Shareholders, jointly and severally, hereby represent and warrant to each Underwriter as follows:

                          (i)     The representations and warranties of the
Company contained in Section 4(a) hereof are true and correct; the Management Selling Shareholders have reviewed and are familiar with the Registration Statement as originally filed with the Commission and the Prospectus and have no knowledge of any material fact, condition or information not disclosed in such Prospectus that has adversely affected or could adversely affect the condition (financial or





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otherwise), earnings, business affairs or business prospects of the Company;
the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Management Selling Shareholders are not prompted to sell the Selling Shareholders Shares and Option Shares to be sold hereunder by them by any information concerning the Company that is not set forth in the Prospectus.

                          (ii)    When the Registration Statement shall become
effective, and at all times subsequent thereto up to the Closing Date (and if any Option Shares are purchased, on the Option Shares Closing Date), such parts of the Registration Statement and any amendments and supplements thereto and the Prospectus as specifically refer to the Management Selling Shareholders will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (iii)   Each of this Agreement and the Custody
Agreement is a legal, valid and binding agreement of the Management Selling Shareholders, enforceable against the Management Selling Shareholders in accordance with their respective terms except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally or by the application of equitable principles.

                          (iv)    Neither the execution, delivery and
performance of this Agreement and the Custody Agreement, the consummation of the transactions contemplated herein and therein, including the issuance, sale and delivery of the Selling Shareholders Shares nor compliance with the terms and provisions hereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of, any lien, encumbrance, security interest, claim or other restriction of any nature whatsoever upon any property or assets of the Management Selling Shareholders, pursuant to the terms of any agreement, instrument or permit to which the Management Selling Shareholders are a party or by which any of the Management Selling Shareholders' properties or assets may be bound; (ii) violate or conflict with any provisions of any permit, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Management Selling Shareholders or any of the Management Selling Shareholders' properties or assets. No permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Management Selling Shareholders or any of the Management Selling Shareholders' properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the sale and delivery of the Selling Shareholders Shares, except the registration under the Securities Act of the Selling Shareholders Shares and such permits as may be required under state or foreign securities or "Blue Sky" laws in connection with the purchase and distribution of the Selling Shareholders Shares by the Underwriters.





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                          (v)     The Management Selling Shareholders now have,
and at the Closing Date will have, good and marketable title to the Selling Shareholders Shares to be sold hereunder by the Management Selling
Shareholders, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; the Management Selling Shareholders have full right, power and authority to sell, transfer and deliver such Selling Shareholders Shares; such Selling Shareholders Shares have been duly and validly authorized and issued, are fully paid and non-assessable, conform to the description thereof in the Prospectus, and have not been issued in violation of or subject to any preemptive right or other right to subscribe for or purchase such securities; and, upon delivery of such Selling Shareholders Shares to be sold hereunder by the Management Selling Shareholders and payment of the purchase price therefor as contemplated in this Agreement, each of the Underwriters will receive good and marketable title to the Selling Shareholders Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                          (vi)    No person has any right to acquire from any
of the Management Selling Shareholders any Shares to be sold hereunder and none of the Management Selling Shareholders are under any obligation, whether absolute or contingent, to sell any such Shares to any person, except as disclosed in the Prospectus.

                          (vii)   Neither of the Management Selling
Shareholders has taken, nor will either of them take, directly or indirectly, any action designed to, or which might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or any other securities convertible into or exchangeable or exercisable for shares of Common Stock.

                 (c) Geocapital hereby represents and warrants to each Underwriter as follows:

                           (i)    To the best knowledge of Geocapital, the
Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (Geocapital further represents that it is not involved in the business and affairs of the Company, and the Underwriters understand and acknowledge that Geocapital has made no independent investigation in connection with its representations contained in this subsection 4(c)(i)).

                          (ii)    When the Registration Statement shall become
effective, and at all times subsequent thereto up to the Closing Date (and if any Option Shares are purchased, on the Option Shares Closing Date), such parts of the Registration Statement and any amendments and supplements thereto and the Prospectus as specifically refer to Geocapital will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (iii)   Each of this Agreement and the Custody
Agreement is a legal, valid and binding agreement of Geocapital, enforceable against Geocapital in accordance with their respective terms except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally or by the application of equitable principles.

                          (iv)    Neither the execution, delivery and
performance of this Agreement and the Custody Agreement, the consummation of the transactions contemplated herein and therein, including the issuance, sale and delivery of Geocapital's Selling Shareholders Shares, nor compliance with the terms and provisions hereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of, any lien, encumbrance, security interest, claim or other restriction of any nature whatsoever upon any property or assets of Geocapital, pursuant to the terms of any agreement, instrument or permit to which Geocapital is a party or by which any of Geocapital's properties or assets may be bound; (ii) violate or conflict with any provisions of any permit, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Geocapital or any of Geocapital's properties or assets. No permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over Geocapital or any of Geocapital's properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the sale and delivery of Geocapital's Selling Shareholders Shares, except the registration under the Securities Act of Geocapital's Selling Shareholders Shares and such permits as may be required under state or foreign securities or "Blue Sky" laws in connection with the purchase and distribution of Geocapital's Selling Shareholders Shares by the Underwriters.

                          (v)     Geocapital now has, and at the Closing Date
will have, good and marketable title to the Selling Shareholders Shares to be sold hereunder by Geocapital, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; Geocapital has full right, power and authority to sell, transfer and deliver its Selling Shareholders Shares; Geocapital's Selling Shareholders Shares have been duly and validly authorized and issued, are fully paid and non-assessable, conform to the description thereof in the Prospectus, and have not been issued in violation of or subject to any preemptive right or other right to subscribe for or purchase such securities; and, upon delivery of such Selling Shareholders Shares to be sold hereunder by Geocapital and payment of the purchase price therefor as contemplated in this Agreement, each of the Underwriters will receive good and marketable title to the Selling Shareholders Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                          (vi)    No person has any right to acquire from
Geocapital any Shares to be sold hereunder and Geocapital is not under any obligation, whether absolute or contingent, to sell any such Shares to any person, except as disclosed in the Prospectus.

                          (vii)   Geocapital has not taken and will not take,
directly or indirectly, any action designed to, or which might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock, or any other securities convertible into or exchangeable or exercisable for shares of Common Stock.

         5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                 (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(i) of this Agreement.

                 (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

                 (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to
Section 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                 (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any changes which would result in a Material Adverse Effect, or any development involving circumstances that could result in a prospective Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                 (e) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer and the chief financial and accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

                 (f) The Representative shall have received on the Effective Date, at the time this Agreement is executed and on each Closing Date a signed letter from Ernst & Young LLP, addressed to the Representative and dated, respectively, the Effective Date, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                          (i)     in their opinion the audited financial
statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                          (ii)    on the basis of a reading of the amounts
included in the Registration Statement and the Prospectus under the headings "Summary Financial Information and Operating Data" and "Selected Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                  (A)      the amounts in "Summary Financial
Information and Operating Data," and "Selected Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited financial statements from which such amounts were derived; or

                                  (B)      with respect to the Company, there
were, at a specified date not more than five business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the shareholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended December 31, 1997 included in the Registration Statement; and

                          (iii)   they have performed certain other procedures
as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representative agrees with the accounting records of the Company.

         References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

                 (g) The Representative shall have received on each Closing Date from Johnson, Allen, Jones & Dornblaser, counsel for the Company and the Selling Shareholders, an opinion, addressed to the Representative and dated such Closing Date, and stating in effect that:

                          (i)     The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of the State of Oklahoma. To the best of such counsel's knowledge, except as provided in
Exhibit 21.1 to the Registration Statement, the Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. Each of the entities listed on Exhibit 21.1 to the Registration Statement (the "Subsidiaries") has been duly organized and is validly existing in good standing under the laws of its state of organization. The Company and each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                          (ii)    The Company and each Subsidiary has all
requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares other than those required under the Securities Act and state and foreign Blue Sky laws.

                          (iii)   The Company has authorized and issued capital
stock as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                          (iv)    This Agreement, including without limitation
the covenant of each of the Selling Shareholders contained in Section 6(B) of this Agreement stating that for a period of 180 days from the date of this Agreement they will not, without the Representative' prior written consent, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by them, has been duly executed and delivered by or on behalf of each of the Selling Shareholders and constitutes the legal, valid and binding obligation of each such Selling Shareholder enforceable against each such Selling Shareholder in accordance with its terms, except (A) as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state
securities laws or the public policy underlying such laws.   The several
agreements of the holders of 64,738 shares of Common Stock in the aggregate contained in certain stock option agreements evidencing options to purchase Common Stock ("Stock Options") stating that for a period of 90 days from the date of this Agreement they will not, without the Representative's prior written consent, sell, offer for sale, or otherwise dispose of the Stock Options or any shares of Common Stock owned by them and acquired pursuant to the exercise of the Stock Options (such agreement, the "Stock Options Lock-Ups") have been duly and validly delivered by each of such persons and constitute the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          (v)     All necessary corporate action has been duly
and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

                          (vi)     Neither the execution, delivery and
performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver (other than waivers already obtained) under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the charter or bylaws of the Company or any Subsidiary.

                          (vii)   To the best of such counsel's knowledge, no
default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material and adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                          (viii)  To the best of such counsel's knowledge,
neither the Company nor any Subsidiary is in violation of any term or provision of its charter or bylaws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material and adverse effect on the assets or properties, businesses, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                          (ix)    No consent, approval, authorization or order
of any court or governmental agency or body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

                          (x)     To the best of such counsel's knowledge,
except as disclosed in the Registration Statement and Prospectus, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any Subsidiary which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                          (xi)    The statements in the Prospectus under the
captions "Description of Capital Stock," "Management's Discussion & Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Business," "Shares Eligible for Future Sale,", "Management," and "Certain Transactions," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters.

                          (xii)   The Selling Shareholders have good and valid
title to the Selling Shareholders Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind and have full right, power and authority to sell, transfer and deliver the Selling Shareholders Shares. By delivery of a certificate or certificates therefor, the Selling Shareholders will transfer good and valid title to such Selling Shareholders Shares free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                          (xiii)  The Custody Agreement executed and delivered
by the Selling Shareholders is a valid, irrevocable instrument, and except as rights to indemnity thereunder may be limited under applicable law, is binding and enforceable against the Selling Shareholders in accordance with its terms, subject to bankruptcy, insolvency, and similar laws governing the rights of creditors generally and to the discretion of courts in granting equitable remedies. The attorneys-in-fact appointed under the Selling Shareholders' Powers of Attorney have the power and authority to sell, on behalf of the Selling Shareholders, such of the Shares as are to be sold by the Selling Shareholders on the terms set forth in the Underwriting Agreement.

                          (xiv)   The Registration Statement, all preliminary
prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                          (xv)    The Registration Statement has become
effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated.

                          (xvi)   To the best knowledge of such counsel, all
contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

         Such counsel shall state in their opinion that such counsel has participated in conferences with officers and other representatives of the Company, the Representative and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (h) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel and the Underwriters shall have received from Jackson Walker L.L.P., a favorable opinion, addressed to the Representative and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representative may reasonably request, and the Company shall have furnished to Jackson Walker L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (i) The Representative shall have received on each Closing Date a certificate, addressed to the Representative, and dated such Closing Date, of an executive officer of the Company to the effect that the signer of such certificate has reviewed and understands the provisions of
Section 517.075 of the Florida Statutes, and represents that neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

                 (j) The Representative shall have received the certificate of each Selling Shareholder dated the Firm Shares Closing Date that the representations and warranties of such Selling Shareholder made in this Agreement are true and correct on and as of such Firm Shares Closing Date as if made on such Firm Shares Closing Date, and that to the best of such Selling Shareholder's knowledge, the representations and warranties of the Company made in this Agreement are true and correct and as of such Firm Shares Closing Date as if made on such Firm Shares Closing Date.

         6.      COVENANTS.

                 (A)      The Company covenants and agrees as follows:

                          (i)     The Company shall prepare the Prospectus in a
form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule

430A(a)(3) under the Securities Act, and shall promptly advise the Representative (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information,
(iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                          (ii)     If, at any time when a prospectus relating
to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                          (iii)   The Company shall make generally available to
its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                          (iv)    The Company shall furnish to the
Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.

                          (v)     The Company shall cooperate with the
Representative and its counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                          (vi)    For a period of five years after the date of
this Agreement, the Company shall supply to the Representative, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representative a copy of each annual or other report it shall be required to file with the Commission (including the Report on Form SR required by Rule 463 of the Rules).

                          (vii)    Without the prior written consent of the
Representative, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plans or bonus plans. In the event that during this period, (i) any shares are issued pursuant to the Company's existing stock option plans or bonus plans or
(ii) any registration is effected on Form S-8 or on any successor form, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of the Representative, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

                          (viii)  On or before completion of this offering, the
Company shall make all filings required under applicable securities laws and by the NASDAQ National Market (including any required registration under the Exchange Act).

                          (ix)    The Company will not waive, release or modify
the Stock Options Lock-Ups, or any of them, without the prior written consent of the Representative.

                 (B) Each of the Selling Shareholders covenants and agrees with each of the Underwriters that:

                          (i)     during the period of 180 days from the date
of this Agreement (the "Lock-Up Period"), the Selling Shareholder will not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively "Securities"), now owned or hereafter acquired by the Selling Shareholder, directly or indirectly, or with respect to which the Selling Shareholder has or hereafter acquires the power of disposition, directly or indirectly; other than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by the terms of this Section 6(B)(i), (b) in the case of Geocapital, as a distribution to the limited partners of Geocapital, provided that the distributees agree in writing to be bound by the terms of this Section 6(B)(i), or (c) with the prior written consent of the Representative. The Selling Shareholder acknowledges that the foregoing restriction is expressly agreed to preclude the Selling Shareholder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the Selling Shareholder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

                          (ii)    the Selling Shareholders will cooperate with
the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably designate in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose.

                 (C) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(v), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the

National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of all reports and information required by Section 6(A)(vi); (vii) inclusion of the Shares for quotation on the NASDAQ National Market; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Each of the Selling Shareholders agrees to reimburse the Company for a pro rata (determined in accordance with the number of shares of Common Stock sold by each of the Selling Shareholders and the Company) portion of all such costs (less $50,000 in the aggregate) promptly after request therefor by the Company. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

                 (D) The Company agrees to pay to Southwest Securities, Inc., for its own account and not for the account of any other Underwriter, a financial advisory fee equal to 0.75% of aggregate Initial Price of the Shares purchased by the Underwriters hereunder. The financial advisory fee shall be paid solely by deduction from the proceeds payable to the Company pursuant to
Section 2 of this Agreement, and relates to financial advisory services provided by Southwest Securities, Inc. in connection with the offering of the Shares and related matters.

         7.      INDEMNIFICATION.

                 (a) The Company and each of the Management Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Losses"), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation (a "Statute"), at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein. THE COMPANY AND THE MANAGEMENT SELLING SHAREHOLDERS WILL BE RESPONSIBLE UNDER THIS AGREEMENT FOR ANY AND ALL LOSSES WHETHER OR NOT IT IS ALLEGED OR PROVEN THAT THE LOSSES AROSE OUT OF OR RESULTED FROM THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY UNDERWRITER, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON ANY UNDERWRITER, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON ANY UNDERWRITER, UNDER A STATUTE, AT COMMON LAW OR OTHERWISE. This indemnity agreement will be in addition to any liability which the Company and the Management Selling Shareholders may otherwise have.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company and the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraph relating to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Shareholders, as the case may be, (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company or the Selling Shareholders, as the case may be, from such Underwriter.

                 (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

         8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) is due in accordance with its terms but for any reason is held to be unavailable from the Company or the Management Selling Shareholders, the Company, the Management Selling Shareholders and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company or the Management Selling Shareholders, from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company or the Management Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or the Management Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company or the Management Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Management Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Management Selling Shareholders, asset forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Management Selling Shareholders or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Management Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Management Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

         9. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company and the Selling Shareholders at anytime

                 (a) in the absolute discretion of the Representative at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority, or

                 (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement. If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of (1) any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or (2) a Material Adverse Effect upon the condition of the Company, the Company will reimburse the Underwriters for all out-of- pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

         10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representative may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                 (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                 (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Shares upon the terms set forth in this Agreement. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representative and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(B), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. DEFAULT BY SELLING SHAREHOLDERS. If on the Firm Shares Closing Date any of the Selling Shareholders fail to sell the Shares which the Selling Shareholder has agreed to sell on such date as set forth on Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Shares which the Selling Shareholders have failed to so sell, asset forth in
Schedule II hereto, or such fewer number of shares of Common Stock as may be requested by the Underwriters.

         12      MISCELLANEOUS.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(B), 7, 8 and 9 shall survive the termination or cancellation of this Agreement. This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase. All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, at the address set forth above, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement, and (c) if to the Selling Shareholders, in care of the Company.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.

                                           Very truly yours,

                                           VIAGRAFIX CORPORATION


                                           By
                                             -------------------------------
                                           Title:
                                                 ---------------------------


                                           Selling Shareholders:

                                           GEOCAPITAL III, L.P.


                                           By
                                             -------------------------------
                                                 General Partner


                                                 ---------------------------
                                                 Michael A. Webster



                                                 ---------------------------
                                                 Robert E. Webster


Confirmed:

SOUTHWEST SECURITIES, INC.

Acting severally on behalf of itself
and as Representative of the several
Underwriters named in Schedule I annexed hereto.

SOUTHWEST SECURITIES, INC.


By
  ------------------------------------
Title:
      --------------------------------

                                   SCHEDULE I

                                                         Number of
                                                         Firm Shares to
            Name                                         Be Purchased
            ----                                         ------------
                                 Total                     2,200,000

                                  SCHEDULE II



                                                   Number of                               Number of
                                           Selling Shareholders Shares                   Option Shares
        Selling Shareholders                       To Be Sold                              To Be Sold
        --------------------                       ----------                              ----------
         Michael A. Webster                     237,874     52.8%                    174,441       52.8%
         Robert E. Webster                      157,936     35.1%                     15,820       35.1%

         GeoCapital III, L.P.                    54,190     12.0%                     39,739       12.0%
                                               --------                             --------

                                   TOTAL        450,000                              330,000